UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 30, 2015, MasTec, Inc. (the “Company”), announced information regarding its financial results for its fiscal year ended December 31, 2014 and 2014 fiscal quarterly periods, as more fully set forth in Item 4.02 of this Current Report on Form 8-K (this “Form 8-K”), which information is incorporated by reference in this Item 2.02, and as set forth in the press release furnished as Exhibit 99.1 to this Form 8-K (the “Press Release”) and incorporated by reference in this Item 2.02. In addition, the Company issued information regarding its expected revenue, continuing operations adjusted EBITDA and continuing operations adjusted diluted earnings per share for the quarterly period ended June 30, 2015, as set forth in the Press Release. The information contained in this Item 2.02, including the Press Release, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Introduction

As previously disclosed, the Audit Committee of the Board of Directors (the “Audit Committee”) of MasTec, Inc. (the “Company”), with the assistance of independent counsel and accounting advisors, has been undertaking an independent investigation primarily with respect to cost to complete estimates regarding certain projects within a service line in the Company’s Electrical Transmission segment accounted for under the percentage-of-completion method of accounting. The investigation arose as a result of concerns communicated to senior management through the Company’s internal reporting system.

As more fully discussed below, the Company has concluded that certain accounting adjustments are appropriate with respect to interim periods during the Company’s fiscal year ended December 31, 2014. In the aggregate, these interim period adjustments increase the Company’s previously disclosed unaudited, preliminary net income attributable to MasTec, Inc. (“Net Income”) for the year ended December 31, 2014 by $0.3 million to $115.9 million1.

These adjustments reduce previously reported first quarter 2014 Net Income by ($3.9 million), or ($0.05) per fully diluted share, increase previously reported second quarter 2014 Net Income by $1.7 million, or $0.02 per fully diluted share, and increase previously reported third quarter 2014 Net Income by $3.7 million or $0.04 per fully diluted share. For the nine months ended September 30, 2014, these adjustments increase previously reported Net Income by $1.5 million, or $0.02 per fully diluted share. In addition, these adjustments reduce previously disclosed unaudited, preliminary fourth quarter 2014 Net Income by ($1.2 million), or ($0.01) per fully diluted share.

The Company currently expects that it will file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 on July 31, 2015 (the “2014 Form 10-K”). The 2014 Form 10-K will include restated 2014 interim period financial statements and other related disclosures for each of the periods described above.

[1]	The Company’s unaudited, preliminary full year 2014 and fourth quarter 2014 Net Income was previously disclosed in a press release dated February 26, 2015 and has not been included in any report filed with the Securities and Exchange Commission.

The Company also expects that it will file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 not later than August 10, 2015 and expects that final reported net loss attributable to MasTec, Inc. will be reduced by approximately $0.5 million as compared to the Company’s previously disclosed unaudited, preliminary net loss attributable to MasTec, Inc.2

As a result of the interim period adjustments described herein, on July 30, 2015, the Audit Committee, in consultation with its independent advisors and based on the recommendation of management, concluded that the Company’s unaudited condensed consolidated financial statements as of and for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014 should be restated. Accordingly, the Audit Committee determined that the Company’s previously issued consolidated financial statements for those periods contained its quarterly reports on Form 10-Q should no longer be relied upon. Additionally, the Company’s earnings press releases with respect to the 2014 interim periods and similar communications should no longer be relied upon to the extent that they relate to these interim period financial statements.

The Audit Committee established and observed a process that the Company followed in the preparation of the 2014 Form 10-K, including a detailed review of percentage-of-completion accounting at the Company’s Electrical Transmission segment and a detailed review of accounting judgments, estimates and entries over a multi-year period across the balance of the Company’s segments selected (the “Selected Items”) to further test the reliability of the previously issued financial statements. The Company believes the appropriate accounting adjustments have been determined; however, the Audit Committee’s independent investigation is ongoing and has not reached any findings or conclusions with respect to the underlying causes of these adjustments. The Audit Committee has discussed the matters described in this Current Report with BDO USA, LLP, the Company’s independent registered public accounting firm. In addition, the Company has self-reported to the staff of the Securities and Exchange Commission (the “Staff”) regarding the Audit Committee’s independent investigation and is cooperating with the Staff’s requests for additional information regarding the investigation.

[2]	The Company’s unaudited, preliminary first quarter 2015 Net loss was previously disclosed in a press release dated May 11, 2015 and has not been included in any report filed with the Securities and Exchange Commission.

Summary of Accounting Adjustments

Utilizing the process established and observed by the Audit Committee, the Company undertook a detailed review of certain projects accounted for under the percentage of completion method, as well as the Selected Items. The following table summarizes adjustments to Net Income resulting from this review, as well as an additional adjustment separately identified by the Company in completing its audited 2014 full year financial statements (Dollar amounts in thousands):

Period	Previously Reported Net Income	Accounting Adjustments	Adjusted Net Income
First Quarter of 2014 (unaudited)	$16,023	($3,926)	$12,097
Second Quarter of 2014 (unaudited)	$32,050	$1,675	$33,725
Six Months Ended June 30, 2014 (unaudited)	$48,073	($2,252)	$45,821
Third Quarter of 2014 (unaudited)	$45,271	$3,715	$48,986
Nine Months Ended September 30, 2014 (unaudited)	$93,344	$1,463	$94,807
Fourth Quarter of 2014 (unaudited)	$22,297	($1,181)	$21,116
12 Months Ended December 31, 2014 (adjusted results are audited)	$115,641	$282	$115,923

The accounting adjustments above resulted primarily from cost to complete estimate changes for two complex, large and long-term electric transmission projects accounted for under the percentage of completion method. The project contracts in question are with third-party clients. One of the contracts was completed in early 2015 and the other contract is expected to be completed in 2016.

In one project, the Company determined that certain project costs that were incurred and recorded by the Company in the third quarter of 2014 could have been foreseeable and, therefore, should have been included in project cost to complete estimates as of the first quarter of 2014. In the other project, the Company determined that (i) certain project cost savings that were realized by the Company during the third and fourth quarters of 2014 could have been foreseeable and, therefore, should have been included in project cost to complete estimates as of the second quarter of 2014 and (ii) certain project costs could have been foreseeable and included in cost to complete estimates as of the fourth quarter of 2014. Interim Net Income adjustments related to these projects totaled ($3.8) million, $1.4 million, $3.6 million and ($2.4) million for the three months ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively.

In addition, the Selected Items were reviewed to further test the reliability of the previously issued financial statements. As a result of this review, the Company recorded additional adjustments which resulted in immaterial changes that increased previously disclosed unaudited Net Income for the fiscal year ended December 31, 2014 by $0.5 million. Lastly, unrelated to the Audit Committee’s investigation, in finalizing its audited full year 2014 financial statements, the Company identified an accounting adjustment that increased previously disclosed unaudited, preliminary fourth quarter Net Income by $0.9 million.

Internal Control Over Financial Reporting

The Company currently expects that the 2014 Form 10-K will include a determination by management that the Company’s disclosure controls and procedures were not effective and that a material weakness in internal control over financial reporting existed within a service line in its Electrical Transmission segment.

Disclosures About Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including, without limitation, uncertainties related to the Audit Committee’s independent internal investigation, including, without limitation: the impact of the investigation on our operations, management and other corporate resources; the costs and expenses of the investigation; the time needed to complete the investigation; whether the investigation will lead to the discovery of additional accounting errors; whether the investigation will require additional changes or corrections to reported financial information; whether the investigation will discover any additional material weakness in internal control over financial reporting or discover other adverse facts; unanticipated material issues that could delay the completion of the investigation or cause additional delays in the release and filing of the Company’s financial results and periodic financial reports; and possible regulatory action or private party litigation and other factors, many of which are beyond our control. For additional information regarding forward looking statements and risk factors, please refer to the Company’s reports filed with the Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: July 30, 2015	By:	/s/ Alberto de Cardenas
Name: Alberto de Cardenas
Title: Executive Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated July 30, 2015